Exhibit 99.1

FOR IMMEDIATE RELEASE Investor Contact: Kimberly Tom, CFA (858) 503-3368 ir@maxwell.com

Maxwell Reports Fourth Quarter and Full Year 2017 Results
~ Provides Business Outlook for First Quarter 2018 ~

Note: A webcast of Maxwell's conference call will be available at 5:00 p.m. EST today at http://investors.maxwell.com.
SAN DIEGO - February 15, 2018 - Maxwell Technologies, Inc. (NASDAQ: MXWL) today reported financial results for the three months and full year ended December 31, 2017. Total revenues for the fourth quarter of 2017 were $30.8 million, compared with $35.8 million for the third quarter of 2017 and $26.4 million for the prior year quarter. Net loss for the fourth quarter of 2017 was $8.8 million, compared with a net loss of $13.9 million for the third quarter of 2017 and a net loss of $12.2 million for the prior year quarter. The Company reported $(1.8) million of adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the fourth quarter of 2017, compared with $(2.1) million for the third quarter of 2017 and $(3.9) million for the prior year quarter. Non-GAAP net loss for the fourth quarter of 2017 was $5.3 million, compared with a non-GAAP net loss of $4.9 million for the third quarter of 2017 and $7.5 million for the prior year quarter.
For the full year ended December 31, 2017, net revenues were $130.4 million, compared with $121.2 million for the year ended December 31, 2016. Net loss for 2017 was $43.1 million, compared to a net loss of $23.7 million for the prior year. Non-GAAP net loss for 2017 was $23.1 million, compared with a non-GAAP net loss of $21.5 million for the prior year. Non-GAAP financial measures are described and defined later in this release.
Full Year 2017 Highlights

•	Successfully completed the acquisition of the core business and operating entities of Nesscap Energy, Inc., creating the most comprehensive ultracapacitor product portfolio globally.

•	Grew top-line revenue 8% year over year.

•	Reduced annual non-GAAP operating expense 5% due to focus on expense management and organizational optimization, achieving the lowest operating expense in six years.

•	Solidified the balance sheet by adding $43 million in cash from a convertible debt financing to facilitate investment in future growth areas.

•
Successfully completed the dry battery electrode "proof of concept" technology program, achieving an energy density milestone of approximately 300 Wh/kg, as compared to an average of 250 Wh/kg for current batteries in the market.

Maxwell Reports Fourth Quarter and Full Year 2017 Results	Page 2 of 15

"2017 was a year in which we delivered many significant accomplishments to further advance our business transformation and to better position us to capitalize on the coming inflection points and next phase of growth," said Dr. Franz Fink, Maxwell's President and Chief Executive Officer. "As I look at 2018, I am excited as we enter the year with the strongest opportunity pipeline and design win momentum ever and we are expecting year over year revenue growth. By capitalizing on this growth and improving gross margins as well as our continued attention to expense management, we expect improved financial performance, targeting breakeven adjusted EBITDA for the full year. Most importantly, we believe that 2018 will be the year that advancements with our revolutionary dry battery electrode position us for strategic partnerships to accelerate the commercialization of this technology."

Maxwell Reports Fourth Quarter and Full Year 2017 Results	Page 3 of 15

Financial Results and Operating Metrics (1)
(Unaudited; in thousands, except for per share amounts)

	Three Months Ended			Years Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Total revenue	$30,763	$35,816	$26,400	$130,368	$121,244
Ultracapacitor revenue	$20,832	$27,564	$12,730	$87,709	$71,491
High-Voltage revenue	$9,931	$8,252	$13,670	$42,659	$45,177
Microelectronics revenue	$—	$—	$—	$—	$4,576
Gross margin	24.0%	20.6%	21.6%	22.1%	27.2%
Non-GAAP gross margin	25.6%	22.5%	22.4%	23.6%	28.0%
Loss from operations	$(6,931)	$(13,260)	$(9,895)	$(37,896)	$(25,886)
Non-GAAP loss from operations	$(3,923)	$(4,356)	$(6,381)	$(18,358)	$(17,952)
Interest expense, net	$1,043	$152	$69	$1,355	$248
Non-GAAP interest expense, net	$623	$128	$69	$911	$248
Net loss	$(8,752)	$(13,860)	$(12,169)	$(43,129)	$(23,705)
Net loss per share
Basic and diluted	$(0.24)	$(0.37)	$(0.38)	$(1.22)	$(0.74)
Adjusted EBITDA	$(1,790)	$(2,125)	$(3,926)	$(9,587)	$(8,206)
Non-GAAP net loss	$(5,324)	$(4,932)	$(7,451)	$(23,147)	$(21,464)
Non-GAAP net loss per share
Basic and diluted	$(0.14)	$(0.13)	$(0.23)	$(0.65)	$(0.67)
Net cash used in operating activities	$(6,230)	$(2,274)	$(374)	$(15,006)	$(14,357)
Cash purchases of property and equipment	$2,502	$1,255	$1,267	$5,817	$5,956
Cash, cash equivalents and restricted cash	$50,122	$52,852	$25,359	$50,122	$25,359

(1) For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included at the end of this release.
Discussion of Financial Results for the Fourth Quarter
Revenue and Gross Margin

•
Total revenue for the fourth quarter of 2017 was $30.8 million, compared with $35.8 million for the third quarter of 2017, driven by expected seasonal softness in ultracapacitor revenue in the wind market. Ultracapacitor revenue for the fourth quarter of 2017 was $20.8 million, compared with $27.6 million for the third quarter of 2017. High-voltage revenue was $9.9 million for the fourth quarter of 2017, compared with $8.3 million for the third quarter of 2017.

•
Gross margin for the fourth quarter of 2017 was 24.0% compared with 20.6% in the third quarter of 2017, driven by increased high-voltage sales, which generally have higher gross margins than the corporate average, and lower losses related to inventory write downs and provisions for product warranties.

Maxwell Reports Fourth Quarter and Full Year 2017 Results	Page 4 of 15

•
Non-GAAP gross margin for the fourth quarter of 2017 was 25.6% compared with 22.5% in the third quarter of 2017 and excludes acquisition related intangibles amortization and inventory step-up expense as well as stock-based compensation expense.

Operating Expense, Interest Expense, Net Loss & Adjusted EBITDA

•
Operating expense for the fourth quarter of 2017 was $14.3 million, compared with $20.7 million for the third quarter of 2017. In the third quarter, the Company incurred restructuring charges associated with the early execution of an organizational optimization following the Nesscap acquisition and costs related to certain legal matters, including an amended agreement with Viex Capital Advisors, LLC, a settlement with the SEC and previously capitalized fees associated with an investment agreement with SDIC that did not close. Additionally, expense was lower in the fourth quarter due to a continued focus on operational efficiencies and discipline, a benefit from the aforementioned restructuring and higher than expected vacation usage during the year-end holiday shutdown.

•
Non-GAAP operating expense for the fourth quarter of 2017 was $11.8 million compared with $12.4 million for the third quarter of 2017 and excludes stock-based compensation, amortization of intangibles, acquisition related expenses, a small amount of restructuring charges and other non-recurring legal costs.

•
Net interest expense for the fourth quarter of 2017 was $1.0 million compared to $0.2 million for the third quarter of 2017, including the convertible note coupon interest and non-cash interest for amortization of debt issuance costs and discounts. The increase was due to a full quarter of accrued interest in the fourth quarter.

•	Non-GAAP interest expense for the fourth quarter of 2017 was $0.6 million compared to $0.1 million for the third quarter of 2017, which excludes the non-cash interest mentioned above.

•	Net loss for the fourth quarter of 2017 was $8.8 million, or $(0.24) per share, compared with a net loss of $13.9 million, or $(0.37) per share, for the third quarter of 2017.

•	Non-GAAP net loss for the fourth quarter of 2017 was $5.3 million compared with a non-GAAP net loss of $4.9 million for the third quarter of 2017.

•	Adjusted EBITDA for the fourth quarter of 2017 was $(1.8) million, compared with $(2.1) million for the third quarter of 2017.
Capital Expenditures

•
Capital expenditures during the fourth quarter of 2017 were $2.5 million, compared with $1.3 million for the third quarter of 2017. Capital expenditures in the fourth quarter were primarily related to investments in the Korea manufacturing facility, the Switzerland manufacturing facility and equipment upgrades and research and development activities.

Maxwell Reports Fourth Quarter and Full Year 2017 Results	Page 5 of 15

First Quarter 2018 Business Outlook

•	Total revenue is expected to be in the range of $31 million to $33 million.

•	Gross margin is expected to be 25.4%, plus or minus 150 basis points.

•	Non-GAAP gross margin is expected to be 26.5%, plus or minus 150 basis points.

•	GAAP operating expense is expected to be in the range of $14.9 million to $15.3 million.

•	Non-GAAP operating expense is expected to be in the range of $12.6 million to $13.0 million.
The Company has reconciled expected GAAP and non-GAAP gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share at the midpoint of guidance. However, the Company is not able to estimate additional potentially excluded and reconciling amounts due to the substantial uncertainties involved. The effect of these excluded items may be significant. The reconciliation of GAAP and non-GAAP first quarter outlook is as follows (in millions, except for percentages and per share data):

	Projected at Midpoint of Guidance		Projected at Midpoint of Guidance
	Three Months Ended		Three Months Ended
	March 31, 2018		March 31, 2018
Gross Margin Reconciliation:		Total Operating Expenses Reconciliation:
GAAP gross margin	25.4%	GAAP total operating expenses	$15.1
Stock-based compensation expense	0.8%	Stock-based compensation expense	(2.0)
Acquisition related expense (1)	0.3%	Acquisition related expense (1)	(0.2)
Non-GAAP gross margin	26.5%	SEC and FCPA legal costs	(0.1)
		Non-GAAP total operating expenses	$12.8
Net Loss Reconciliation:
GAAP net loss	$(7.7)	Adjusted EBITDA Reconciliation:
Stock-based compensation expense	2.2	GAAP net loss	$(7.7)
Non-cash interest expense	0.5	Non-cash interest expense	0.5
Acquisition related expense (1)	0.3	Interest, taxes, depreciation, amortization	3.0
SEC and FCPA legal costs	0.1	EBITDA	(4.2)
Non-GAAP net loss	$(4.6)	Stock-based compensation expense	2.2
		SEC and FCPA legal costs	0.1
Net Loss per Share Reconciliation:		Adjusted EBITDA	$(1.9)
GAAP net loss per diluted share	$(0.20)
Expenses excluded from GAAP	0.08
Non-GAAP net loss per diluted share	$(0.12)

___________________
(1)    Acquisition related expense is partially recorded in operating expenses and partially recorded in cost of revenue.

Maxwell Reports Fourth Quarter and Full Year 2017 Results	Page 6 of 15

Webcast Information
As previously announced, Maxwell management will host a live webcast at approximately 5:00 p.m. EST / 2:00 p.m. PST today to discuss these results. Other forward-looking and material information may also be discussed during this call.
The call may be accessed by dialing toll-free, (866) 393-4306 from the U.S. or (734) 385-2616 for international callers, and entering the conference ID 3987793.
More information about this event including a live webcast and other supporting materials may be accessed by visiting http://investors.maxwell.com.
A replay of the conference call will be available for a limited time by visiting http://investors.maxwell.com.
About Maxwell
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. We have developed and transformed our patented, proprietary and fundamental dry electrode manufacturing technology that we have historically used to make ultracapacitors to create a breakthrough technology that can be applied to the manufacturing of batteries. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. For more information, visit www.maxwell.com.
Notes Regarding Non-GAAP Financial Measures
The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. Information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Item 10 of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), is a numerical measure of a company's financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, which are included in the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated balance sheets, condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) or condensed consolidated statements of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, which are excluded from the most directly comparable measure so calculated and presented.
The Company uses the following non-GAAP financial measures in this release, in its earnings conference call and in its on-going evaluation of the business: (a) non-GAAP gross profit; (b) non-GAAP operating expense; (c) non-GAAP income (loss) from operations; (d) EBITDA; (e) adjusted EBITDA; (f) non-GAAP net income (loss); (g) non-GAAP net income (loss) per diluted share and (h) non-GAAP gross margin.
The definitions of non-GAAP financial measures used in this news release are presented below:

•	Non-GAAP gross margin and non-GAAP gross profit exclude the effect of stock-based compensation, amortization of intangible assets, accelerated depreciation and acquisition related expense.

Maxwell Reports Fourth Quarter and Full Year 2017 Results	Page 7 of 15

•
Non-GAAP operating expense excludes the effect of stock-based compensation, amortization of intangible assets, restructuring and related costs, impairment of assets, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs, release of tax liability and SEC and FCPA legal and settlement costs.

•
Non-GAAP loss from operations excludes the effect of accelerated depreciation, stock-based compensation, amortization of intangible assets, restructuring and related costs, impairment of assets, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs, release of tax liability and SEC and FCPA legal and settlement costs.

•
Adjusted EBITDA excludes the effect of foreign currency exchange loss, other income, stock-based compensation, restructuring and related costs, impairment of assets, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs, release of tax liability, gain on sale of product line and SEC and FCPA legal and settlement costs.

•
Non-GAAP net loss and non-GAAP net loss per share exclude the effect of accelerated depreciation, stock-based compensation, amortization of intangible assets, non-cash interest expense, tax impact of potential cash repatriation, restructuring and related costs, impairment of assets, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs, release of tax liability, gain on sale of product line and SEC and FCPA legal and settlement costs.

The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations.
In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash items, non-recurring items and items unrelated to ongoing operating results have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provides consistency and comparability with its past reports of financial results. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
The Company's non-GAAP financial measures included in this news release exclude the following non-cash items, non-recurring items or items unrelated to its ongoing operating results, as applicable:

•
Stock-based compensation expense consisting of non-cash charges for stock options, restricted stock awards, restricted stock units, employee stock purchase plan awards and bonuses and director's fees expected to be settled with the Company's fully vested common stock.

•
Amortization of intangibles consisting of non-cash amortization of purchased intangibles acquired in connection with the Company's acquisition of the assets, including the operating subsidiaries, of Nesscap Energy, Inc.

•	Non-cash interest expense consisting of amortization of convertible debt discounts and amortization of convertible debt transaction costs.

•	Gain on sale of product line consisting of the gain recorded in connection with the sale of the Company's microelectronics product line.

Maxwell Reports Fourth Quarter and Full Year 2017 Results	Page 8 of 15

•	Tax impact of potential cash repatriation consists of non-cash charges associated with a portion of the unremitted earnings of a foreign subsidiary that may be repatriated to the U.S.

•
Restructuring and related costs including restructuring and exit costs incurred in connection with the Company's restructuring plans, disposition transaction costs consisting of legal fees and other expenses incurred in connection with the sale of the microelectronics product line and executive transition costs representing recruiting and other expenses incurred in relation to the resignation and hiring of certain executive officers.

•	Accelerated depreciation charges representing the adjustment of the remaining useful life for certain manufacturing equipment in connection with the Company's restructuring plan.

•	Impairment of assets which represent impairment of the net book value of machinery no longer forecasted to be used for its remaining useful life.

•	Release of tax liability consisting of a foreign tax liability that was released without payment due to the lapse of a statute of limitation.

•
Strategic equity transaction costs consisting of expenses incurred in connection with the Company's strategic equity investment agreement with China's SDIC Fund which was terminated in the third quarter of 2017.

•
Acquisition related expense consisting of costs incurred in connection with the Company's acquisition of the assets, including the operating subsidiaries, of Nesscap Energy, Inc. which include transaction and integration expenses as well as the fair value adjustment for acquired inventory recorded in cost of revenue.

•
Shareholder advisement and settlement costs which represent external advisor expenses incurred in connection with preparing for the Company's 2016 and 2017 shareholder proxy and annual meeting and shareholder settlement costs.

•
SEC and FCPA legal and settlement costs which represent external legal expenses and settlement expenses related to the U.S. Securities and Exchange Commission's investigation of the facts and circumstances surrounding the restatement of the Company's financial statements for the fiscal years 2011 and 2012, as well as for ongoing legal matters related to previous Foreign Corrupt Practices Act (FCPA) violations.

Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included toward the end of this release.

Maxwell Reports Fourth Quarter and Full Year 2017 Results	Page 9 of 15

Forward-Looking Statements
Maxwell cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Maxwell’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results for the fourth quarter and full year 2017, as well as projections for 2018 financial guidance and longer-term financial performance goals. The Company’s projections for 2018 financial guidance and longer-term financial performance goals represent current estimates, including initial estimates of the potential benefits, synergies and cost savings associated with acquisitions, which are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in developing or selling products and technologies. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to.

•	Our intentions, beliefs and expectations regarding our expenses, cost savings, sales, operations and future financial performance;

•	Our operating results;

•	Our ability to develop, introduce and commercialize new products, technologies applications or enhancements to existing products and educate prospective customers;

•	Anticipated growth and trends in our business;

•	Our ability to obtain sufficient capital to meet our operating requirements, including, but not limited to, our investment requirements for new technology and products, or other needs;

•	Our ability to manage our long-term debt and our ability to service our debt, including our convertible debt;

•	Risks related to changes in legislation, regulation and governmental policy;

•	Risks related to tax laws and tax changes (including U.S. and foreign taxes on foreign subsidiaries);

•	Risks related to our international operations;

•	Our expectations regarding our revenues, customers and distributors;

•	Our beliefs and expectations regarding our market penetration and expansion efforts, especially considering the small number of vertical markets and a small number of geographic regions;

•	Our expectations regarding the benefits and integration of recently-acquired businesses and our ability to make future acquisitions and successfully integrate any such future-acquired businesses;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Dependence upon third party manufacturing and other service providers, many of which are located outside the U.S. and our ability to manage reliance upon certain key suppliers;

•	Our anticipated trends and challenges in the markets in which we operate; and

•	Our expectations and beliefs regarding and the impact of investigations, claims and litigation.

Maxwell Reports Fourth Quarter and Full Year 2017 Results	Page 10 of 15

For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. Copies of these documents are available with the Securities and Exchange Commission at www.sec.gov or may be obtained by contacting Maxwell's investor relations department at (858) 503-3368, or at our investor relations website: investors.maxwell.com. The forward-looking statements contained herein are based on the current expectations and assumptions of Maxwell and not on historical facts. All information in this release is as of February 15, 2018. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.
Investor Contact: Kimberly Tom, CFA, +1 (858) 503-3368, ir@maxwell.com

Maxwell Reports Fourth Quarter and Full Year 2017 Results	Page 11 of 15

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue	$30,763	$35,816	$26,400	$130,368	$121,244
Cost of revenue	23,382	28,420	20,692	101,573	88,274
Gross profit	7,381	7,396	5,708	28,795	32,970
Operating expenses:
Selling, general and administrative	9,694	14,514	9,586	45,818	36,281
Research and development	4,344	4,891	4,783	18,351	20,889
Restructuring and exit costs	34	1,251	—	2,282	297
Impairment of assets	240	—	1,234	240	1,389
Total operating expenses	14,312	20,656	15,603	66,691	58,856
Loss from operations	(6,931)	(13,260)	(9,895)	(37,896)	(25,886)
Gain on sale of product line	—	—	—	—	(6,657)
Interest expense, net	1,043	152	69	1,355	248
Other income	(18)	(14)	3	(85)	(133)
Foreign currency exchange (gain) loss, net	256	(65)	(36)	306	216
Loss before income taxes	(8,212)	(13,333)	(9,931)	(39,472)	(19,560)
Income tax provision	540	527	2,238	3,657	4,145
Net loss	$(8,752)	$(13,860)	$(12,169)	$(43,129)	$(23,705)
Net loss per common share:
Basic and diluted	$(0.24)	$(0.37)	$(0.38)	$(1.22)	$(0.74)
Weighted average common shares outstanding:
Basic and diluted	37,115	37,008	31,995	35,480	31,870

Maxwell Reports Fourth Quarter and Full Year 2017 Results	Page 12 of 15

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share data)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$50,122	$25,359
Trade and other accounts receivable, net	31,643	20,441
Inventories	32,228	32,248
Prepaid expenses and other current assets	2,983	4,407
Total current assets	116,976	82,455
Property and equipment, net	28,044	26,120
Intangible assets, net	11,715	—
Goodwill	36,061	22,799
Pension asset	11,712	8,887
Other non-current assets	871	613
Total assets	$205,379	$140,874

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$32,758	$19,181
Accrued employee compensation	9,070	6,152
Deferred revenue and customer deposits	6,669	3,967
Short-term borrowings and current portion of long-term debt	33	40
Total current liabilities	48,530	29,340
Deferred tax liability, long-term	8,762	8,580
Long-term debt, excluding current portion	35,124	43
Defined benefit plan liability	3,942	—
Other long-term liabilities	2,920	2,089
Total liabilities	99,278	40,052
Stockholders' equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized at December 31, 2017 and 2016; 37,199,519 and 32,135,029 shares issued and outstanding at December, 2017 and 2016, respectively	3,717	3,210
Additional paid-in capital	337,541	296,316
Accumulated deficit	(247,233)	(204,104)
Accumulated other comprehensive income	12,076	5,400
Total stockholders' equity	106,101	100,822
Total liabilities and stockholders' equity	$205,379	$140,874

Maxwell Reports Fourth Quarter and Full Year 2017 Results	Page 13 of 15

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (Unaudited)

	Three Months Ended			Years Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
OPERATING ACTIVITIES:
Net loss	$(8,752)	$(13,860)	$(12,169)	$(43,129)	$(23,705)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,133	2,231	2,455	8,771	9,871
Amortization of intangible assets	307	300	—	809	—
Non-cash interest expense	420	24	—	444	—
Loss on lease due to restructuring	—	179	—	179	87
Pension and defined benefit plan cost	250	243	156	770	635
Stock-based compensation expense	2,490	2,755	1,605	9,037	5,364
Gain on sale of property and equipment	—	(20)	—	(20)	(131)
Impairment of property and equipment	240	—	1,234	240	1,389
Gain on sale of product line	—	—	—	—	(6,657)
Unrealized (gain) loss on foreign currency exchange rates	(142)	14	18	(150)	63
Release of tax liability	—	—	—	—	(1,518)
Provision for (recovery of) losses on accounts receivable	6	2	(162)	10	(106)
Losses on write downs of inventory	640	841	171	2,309	397
Provision for (release of) warranties	(302)	396	(61)	303	383
Changes in operating assets and liabilities:
Trade and other accounts receivable	(4,327)	3,097	(66)	(7,981)	20,085
Inventories	(1,058)	(2,431)	2,253	2,568	(4,956)
Prepaid expenses and other assets	332	744	916	477	(372)
Pension asset	(565)	(197)	(143)	(1,067)	(584)
Accounts payable and accrued liabilities	1,549	2,579	1,820	8,842	(14,884)
Deferred revenue and customer deposits	539	466	619	2,356	630
Accrued employee compensation	(581)	950	(516)	609	(1,478)
Deferred tax liability	827	(791)	1,844	(154)	1,957
Other long-term liabilities	(236)	204	(348)	(229)	(827)
Net cash used in operating activities	(6,230)	(2,274)	(374)	(15,006)	(14,357)
INVESTING ACTIVITIES:
Purchases of property and equipment	(2,502)	(1,255)	(1,267)	(5,817)	(5,956)
Proceeds from sale of property and equipment	—	20	—	20	133
Cash used in acquisition, net of cash acquired	—	—	—	(97)	—
Proceeds from sale of product line	—	—	—	1,500	20,486
Net cash provided by (used in) investing activities	(2,502)	(1,235)	(1,267)	(4,394)	14,663
FINANCING ACTIVITIES:
Principal payments on long-term debt and short-term borrowings	(8)	(7)	(12)	(32)	(45)
Proceeds from long-term debt and short-term borrowings, net of discount and issuance costs	5,658	37,333	—	42,991	—
Proceeds from issuance of common stock under equity compensation plans	133	(1)	223	326	841
Net cash provided by financing activities	5,783	37,325	211	43,285	796
Effect of exchange rate changes on cash, cash equivalents and restricted cash	219	(145)	(1,113)	878	(525)
Increase (decrease) in cash, cash equivalents and restricted cash	(2,730)	33,671	(2,543)	24,763	577
Cash, cash equivalents and restricted cash, beginning of period	52,852	19,181	27,902	25,359	24,782
Cash, cash equivalents and restricted cash, end of period	$50,122	$52,852	$25,359	$50,122	$25,359

Maxwell Reports Fourth Quarter and Full Year 2017 Results	Page 14 of 15

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data) (Unaudited)

	Three Months Ended			Years Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Gross Margin Reconciliation:
GAAP gross margin	24.0%	20.6%	21.6%	22.1%	27.2%
Stock-based compensation expense	1.1%	0.8%	0.8%	0.8%	0.7%
Amortization of intangible assets	0.3%	0.3%	—%	0.2%	—%
Accelerated depreciation	—%	—%	—%	—%	0.1%
Acquisition related expense	0.2%	0.8%	—%	0.5%	—%
Non-GAAP gross margin	25.6%	22.5%	22.4%	23.6%	28.0%
Gross Profit Reconciliation:
GAAP gross profit	$7,381	$7,396	$5,708	$28,795	$32,970
Stock-based compensation expense	349	271	211	1,070	854
Amortization of intangible assets	90	88	—	238	—
Accelerated depreciation	—	—	—	—	125
Acquisition related expense	67	287	—	645	—
Non-GAAP gross profit	$7,887	$8,042	$5,919	$30,748	$33,949
Total Operating Expenses Reconciliation:
GAAP total operating expenses	$14,312	$20,656	$15,603	$66,691	$58,856
Stock-based compensation expense	(2,141)	(2,484)	(1,394)	(7,967)	(4,510)
Amortization of intangible assets	(217)	(212)	—	(571)	—
Restructuring and related costs	(34)	(1,251)	—	(2,282)	(853)
Impairment of assets	—	—	(1,234)	—	(1,234)
Release of tax liability(1)	—	—	—	—	1,278
Strategic equity transaction costs	—	(503)	—	(503)	—
Acquisition related expense	(46)	(46)	(675)	(1,879)	(675)
Shareholder advisement and settlement costs	—	(761)	—	(1,135)	(314)
SEC and FCPA legal and settlement costs	(64)	(3,001)	—	(3,248)	(647)
Non-GAAP operating expenses	$11,810	$12,398	$12,300	$49,106	$51,901
Loss from Operations Reconciliation:
GAAP loss from operations	$(6,931)	$(13,260)	$(9,895)	$(37,896)	$(25,886)
Stock-based compensation expense	2,490	2,755	1,605	9,037	5,364
Amortization of intangible assets	307	300	—	809	—
Restructuring and related costs	34	1,251	—	2,282	853
Accelerated depreciation	—	—	—	—	125
Impairment of assets	—	—	1,234	—	1,234
Release of tax liability(1)	—	—	—	—	(1,278)
Strategic equity transaction costs	—	503	—	503	—
Acquisition related expense	113	333	675	2,524	675
Shareholder advisement and settlement costs	—	761	—	1,135	314
SEC and FCPA legal and settlement costs	64	3,001	—	3,248	647
Non-GAAP loss from operations	$(3,923)	$(4,356)	$(6,381)	$(18,358)	$(17,952)
Adjusted EBITDA Reconciliation:
GAAP net loss	$(8,752)	$(13,860)	$(12,169)	$(43,129)	$(23,705)
Interest expense, net	1,043	152	69	1,355	248
Income tax provision	540	527	2,238	3,657	4,145
Depreciation	2,133	2,231	2,455	8,771	9,871
Amortization of intangible assets	307	300	—	809	—
EBITDA	(4,729)	(10,650)	(7,407)	(28,537)	(9,441)
Foreign currency exchange loss, net	256	(65)	(36)	306	216
Other income	(18)	(14)	3	(85)	(133)
Stock-based compensation expense	2,490	2,755	1,605	9,037	5,364
Gain on sale of product line	—	—	—	—	(6,657)
Restructuring and related costs	34	1,251	—	2,282	853
Impairment of assets	—	—	1,234	—	1,234
Strategic equity transaction costs	—	503	—	503	—
Acquisition related expense	113	333	675	2,524	675
Release of tax liability(1)	—	—	—	—	(1,278)
Shareholder advisement and settlement costs	—	761	—	1,135	314
SEC and FCPA legal and settlement costs	64	3,001	—	3,248	647
Adjusted EBITDA	$(1,790)	$(2,125)	$(3,926)	$(9,587)	$(8,206)

Maxwell Reports Fourth Quarter and Full Year 2017 Results	Page 15 of 15

	Three Months Ended			Years Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Interest Expense, net Reconciliation
GAAP interest expense, net	$1,043	$152	$69	$1,355	$248
Non-cash interest expense	(420)	(24)	—	(444)	—
Non-GAAP interest expense, net	$623	$128	$69	$911	$248
Net Loss Reconciliation
GAAP net loss	$(8,752)	$(13,860)	$(12,169)	$(43,129)	$(23,705)
Stock-based compensation expense	2,490	2,755	1,605	9,037	5,364
Amortization of intangible assets	307	300	—	809	—
Non-cash interest expense	420	24	—	444	—
Gain on sale of product line	—	—	—	—	(6,657)
Tax impact of potential cash repatriation	—	—	1,204	—	1,204
Restructuring and related costs	34	1,251	—	2,282	853
Accelerated depreciation	—	—	—	—	125
Impairment of assets	—	—	1,234	—	1,234
Release of tax liability(1)	—	—	—	—	(1,518)
Strategic equity transaction costs	—	503	—	503	—
Acquisition related expense	113	333	675	2,524	675
Shareholder advisement and settlement costs	—	761	—	1,135	314
SEC and FCPA legal and settlement costs	64	3,001	—	3,248	647
Non-GAAP net loss	$(5,324)	$(4,932)	$(7,451)	$(23,147)	$(21,464)
Net Loss per Diluted Share Reconciliation:
GAAP net loss per diluted share	$(0.24)	$(0.37)	$(0.38)	$(1.22)	$(0.74)
Stock-based compensation expense	0.07	0.07	0.05	0.26	0.17
Amortization of intangible assets	0.01	0.01	—	0.02	—
Non-cash interest expense	0.01	*	—	0.01	—
Gain on sale of product line	—	—	—	—	(0.21)
Tax impact of potential cash repatriation	—	—	0.04	—	0.04
Restructuring and related costs	*	0.04	—	0.07	0.03
Accelerated depreciation	—	—	—	—	*
Impairment of assets	—	—	0.04	—	0.04
Release of tax liability(1)	—	—	—	—	(0.05)
Strategic equity transaction costs	—	0.01	—	0.01	—
Acquisition related expense	0.01	0.01	0.02	0.08	0.02
Shareholder advisement and settlement costs	—	0.02	—	0.03	0.01
SEC and FCPA legal and settlement costs	*	0.08	—	0.09	0.02
Non-GAAP net loss per diluted share	$(0.14)	$(0.13)	$(0.23)	$(0.65)	$(0.67)
Weighted Average Diluted Common Shares Outstanding used for:
GAAP net loss	37,115	37,008	31,995	35,480	31,870
Non-GAAP net loss	37,115	37,008	31,995	35,480	31,870

*	Net loss effect of this reconciling item was less than $0.01 per share.

(1)	Release of tax liability is partially related to operating expense and partially related to income tax expense.